Exhibit 99.1

SAMSON OIL & GAS LIMITED ANNOUNCES RESULTS OF ANNUAL GENERAL MEETING

Perth 9 November 2012

Pursuant to ASX Listing Rule 3.13.2, Samson Oil & Gas Limited advises on the outcome of voting on the resolutions put to shareholders at the Annual General Meeting held today 9 November 2012.

Details of the voting in regard to the resolutions (together with the information required to be given by Section 251AA of the Corporations Act) was as follows:

Resolution 1 – Re - Election of K Skipper as a Director

Resolution passed by a show of hands. Proxy votes were as follows:

Votes of proxies directed to vote for the resolution	:	137,508,473

Votes of proxies directed to vote against the resolution	:	55,603,465

Votes of proxies directed to abstain on the resolution	:	7,837,206

Votes of proxies able to vote at the proxies' discretion	:	53,365

Resolution 2 – Adoption of Remuneration Report

Proxy votes were as follows:

Votes of proxies directed to vote for the resolution	:	98,599,115

Votes of proxies directed to vote against the resolution	:	78,164,714

Votes of proxies directed to abstain on the resolution	:	23,041,815

Votes of proxies able to vote at the proxies' discretion	:	1,196,865

Resolution 2 was passed on a Poll. Votes were as follows:

Votes of proxies directed to vote for the resolution	:	99,795,980

Votes of proxies directed to vote against the resolution	:	78,665,254

Votes of proxies directed to abstain on the resolution	:	23,041,815

Votes of proxies able to vote at the proxies' discretion	:	1,196,865

Exhibit 99.1

Resolution 3 – Advisory vote to approve named executive officer compensation

Proxy votes were as follows:

Votes of proxies directed to vote for the resolution	:	95,243,819

Votes of proxies directed to vote against the resolution	:	86,992,676

Votes of proxies directed to abstain on the resolution	:	17,569,149

Votes of proxies able to vote at the proxies' discretion	:	1,196,865

Resolution 3 was passed on a Poll. Votes were as follows:

Votes of proxies directed to vote for the resolution	:	96,941,224

Votes of proxies directed to vote against the resolution	:	86,992,676

Votes of proxies directed to abstain on the resolution	:	17,569,149

Votes of proxies able to vote at the proxies' discretion	:	1,196,865

For and on behalf of the Board of Directors of
SAMSON OIL & GAS LIMITED

DENIS RAKICH
Company Secretary